As filed with the Securities and Exchange Commission on August 7, 1998

                                             REGISTRATION NO. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                              GADZOOKS, INC.
          (Exact name of Registrant as specified in its charter)

              TEXAS                            74-2261048
   (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification Number)

    4121 INTERNATIONAL PARKWAY
        CARROLLTON, TEXAS                        75007
      (Address of Principal                    (Zip Code)
        Executive Offices)

                              GADZOOKS, INC.
             1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
               1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (Full title of the plans)

                           Gerald R. Szczepanski
                        4121 INTERNATIONAL PARKWAY
                         CARROLLTON, TEXAS  75007
                  (Name and address of agent for service)

                              (972) 307-5555
       (Telephone number, including area code, of agent for service)
                          ______________________

                      CALCULATION OF REGISTRATION FEE
======================================================================
                                    PROPOSED   PROPOSED
                                    MAXIMUM     MAXIMUM
                     AMOUNT TO BE   OFFERING   AGGREGATE    AMOUNT OF
TITLE OF SECURITIES   REGISTERED   PRICE PER   OFFERING   REGISTRATION
 TO BE REGISTERED        (1)       SHARE (2)   PRICE (2)       FEE
-------------------  ------------  ---------- ----------  ------------
Common Stock, $0.01
par value
("Common Stock")       670,000(3)    $12.375  $8,291,250     $2,445.92

(1) Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and calculated on the basis of the average of the high and low sales prices of the Common Stock of Gadzooks, Inc. on August 3, 1998, as reported by The Nasdaq National Market.
(3)  Issuable upon exercise of options available for grant under the Plans.
                          ______________________


STATEMENT OF INCORPORATION BY REFERENCE.

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 have been filed and declared effective as of October 12, 1995 and September 16, 1996, respectively, relating to the same employee benefit plans. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended (the "Act"), the contents of the Registration Statements on Form S-8 (Nos. 33-98038 and 333-12097), filed with the Securities and Exchange Commission on October 12, 1995 and September 16, 1996, respectively, are hereby incorporated by reference with respect to the information required pursuant to this Registration Statement on Form S-8. Capitalized terms used herein but not defined shall have the meanings ascribed to them by the incorporated documents.

SIXTH AMENDMENT TO THE 1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.

     The Sixth Amendment to the 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan") increases the number of shares available for issuance under the Incentive Plan by 600,000 shares. A copy of the Sixth Amendment to the Incentive Plan is attached to this Registration Statement as Exhibit 4.8.

FIRST AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

     The First Amendment to the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") (i) fixes the number of shares for which options will be granted to newly elected or appointed non-employee directors at 5,000 shares, (ii) fixes the number of shares for which options will be granted annually to incumbent non-employee directors at 2,000 shares and has such options vest over two years, (iii) provides for a one-time grant of an option to purchase 5,000 shares to each incumbent non-employee director on June 18, 1998, (iv) accelerates the vesting and extends the exercise period of a non-employee director's options upon his cessation of service as a director if such director has served on the Board of Directors for at least five (5) consecutive years immediately preceding the date of such cessation of service, (v) changes the date of the annual grant of options to each non-employee director to the third day after the release of annual earnings by Gadzooks, Inc., and (vi) increases the number of shares available for issuance under the Director Plan by 70,000 shares. A copy of the First Amendment to the Director Plan is attached to this Registration Statement as Exhibit 4.10.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas.

EXHIBITS

     See Index to Exhibits incorporated herein by reference.

         [The remainder of this page is intentionally left blank]

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on August 4, 1998.

                                   GADZOOKS, INC.

                                   By:  /S/ GERALD R. SZCZEPANSKI
                                        -------------------------------
                                        Gerald R. Szczepanski
                                        Chairman of the Board, Chief
                                        Executive Officer and President

     The undersigned directors and officers of Gadzooks, Inc. hereby constitute and appoint Gerald R. Szczepanski and Monty R. Standifer and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 4, 1998.

SIGNATURE                       TITLE


 /S/ GERALD R. SZCZEPANSKI      Chairman of the Board, Chief Executive
---------------------------        Officer and President
Gerald R. Szczepanski              (Principal Executive Officer)


 /S/ MONTY R. STANDIFER         Senior Vice President, Chief Financial
---------------------------        Officer, Treasurer and Secretary
Monty R. Standifer                 (Principal Financial and Accounting
                                   Officer)

 /S/ LAWRENCE H. TITUS, JR.     Director
---------------------------
Lawrence H. Titus, Jr.


 /S/ G. MICHAEL MACHENS         Director
---------------------------
G. Michael Machens


 /S/ ALAN W. CRITES             Director
---------------------------
Alan W. Crites


 /S/ ROBERT E.M. NOURSE         Director
---------------------------
Robert E.M. Nourse


                             INDEX TO EXHIBITS



EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   -----------------------

4.1  -    Second Restated Articles of
          Incorporation of the Company (filed
          as Exhibit 4.1 to the Company's Form
          S-8 (No. 33-98038) filed with the
          Commission on October 12, 1995 and
          incorporated herein by reference).

4.2  -    Amended and Restated Bylaws of the
          Company (filed as Exhibit 4.2 to the
          Company's Form S-8 (No. 33-98038)
          filed with the Commission on
          October 12, 1995 and incorporated
          herein by reference).

4.3  -    First Amendment to the Amended and
          Restated Bylaws of the Company (filed
          as Exhibit 3.3 to the Company's
          Quarterly Report on Form 10-Q for the
          quarter ended August 2, 1997 filed
          with the Commission on September 16,
          1997 and incorporated herein by
          reference).

4.4  -    Specimen Certificate for shares of
          Common Stock, $.01 par value, of the
          Company (filed as Exhibit 4.1 to the
          Company's Amendment No. 2 to Form S-1
          (No. 33-95090) filed with the
          Commission on September 8, 1995 and
          incorporated herein by reference).

4.5  -    Gadzooks, Inc. 1992 Incentive and
          Nonstatutory Stock Option Plan dated
          February 26, 1992, and Amendments No.
          1 through 3 thereto (filed as Exhibit
          10.8 to the Company's form S-1 (No.
          33-95090) filed with the Commission
          on July 28, 1995 and incorporated
          herein by reference).

4.6  -    Amendment No. 4 to the Gadzooks, Inc.
          1992 Incentive and Nonstatutory Stock
          Option Plan (filed as Exhibit 10.14
          to the Company's Amendment No. 3 to
          Form S-1 (No. 33-95090) filed with
          the Commission on September 27, 1995
          and incorporated herein by
          reference).

4.7  -    Amendment No. 5 to the Gadzooks, Inc.
          1992 Incentive and Nonstatutory Stock
          Option Plan dated September 12, 1996
          (filed as Exhibit 10.13 to the
          Company's 1996 Annual Report on Form
          10-K filed with the Commission on
          April 23, 1997 and incorporated
          herein by reference).

4.8* -    Amendment No. 6 to the Gadzooks, Inc.
          1992 Incentive and Nonstatutory Stock
          Option Plan.


4.9  -    Gadzooks, Inc. 1995 Non-Employee
          Director Stock Option Plan (filed as
          Exhibit 10.10 to the Company's Form S-
          1 (No. 333-00196) filed with the
          Commission on January 9, 1996 and
          incorporated herein by reference).

4.10*  -  Amendment No. 1 to the Gadzooks, Inc.
          1995 Non-Employee Director Stock
          Option Plan.

5.1* -    Opinion and Consent of Akin, Gump,
          Strauss, Hauer & Feld, L.L.P.

23.1* -   Consent of PricewaterhouseCoopers
          LLP.

23.2* -   Consent of Akin, Gump, Strauss, Hauer
          & Feld, L.L.P. (included in its
          opinion filed as Exhibit 5.1 hereto).

24*  -    Power of Attorney (included on
          signature page of this Registration
          Statement).

*  Filed herewith